UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2020

Cohu, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officer

On October 27, 2020, Cohu, Inc. (“Cohu”) entered into an agreement (the “Agreement”) with Pascal Rondé, Senior Vice President Global Customer Group, regarding his transition and subsequent planned departure from Cohu on March 31, 2022. Chris Bohrson, currently Cohu’s Senior Vice President and General Manager, Test Handler Group, is expected to assume Mr. Rondé’s current role, as Senior Vice President Global Customer Group, on or around February 8, 2021. In conjunction with this transition, the handler business units of Cohu’s Test Handler Group will report directly to Luis Müller, Cohu’s President and CEO. Mr. Ronde’s job title, as of February 8, 2021, will be Senior Advisor and he will support the business, as summarized below, until his departure date.

(e) Compensatory Arrangements of Certain Officers

The Agreement terminates, settles and replaces Rondé’s Employment Agreement, dated December 19, 2011, and as amended on April 26, 2014, October 2, 2018 and March 17, 2020, with our French subsidiary (the “Employment Agreement”).

As part of Mr. Rondé’s transition, and with all of the following subject to his performance under the Agreement, Cohu has agreed to provide to Mr. Rondé: i) six months base salary, to be paid on November 30, 2020, as Collective Bargaining Agreement (“Metallurgie (ingenieurs et cadres)”) severance indemnity, ii) also on November 30, 2020, accelerated vesting of 36,914 granted but unvested Restricted Stock Units (“RSUs”), and iii) on or around February 28, 2021, accelerated vesting of up to 27,027 Performance Stock Units (“PSUs”); provided, however, that the actual number of PSUs to be vested and issued as shares is expressly contingent upon the actual achievement of the corporate total shareholder value metrics for fiscal years 2019 and 2020 as set forth in the Cohu 2005 Equity Incentive Plan and as such metrics are finally approved by Cohu’s Board of Directors. In consideration of these benefits, Mr. Rondé has released Cohu from any claims associated with his Employment Agreement. Further, Mr. Rondé will remain as a full-time employee through May 31, 2021. Thereafter, Mr. Rondé will become a part-time employee from June 1, 2021 to March 31, 2022 (the “Part-Time Period”), and at the expiration of such time Mr. Rondé’s employment will terminate. During the Part-Time Period, Mr. Rondé will be paid a fixed base salary of 4,167 Euro per month. Mr. Rondé remains fully eligible for the fiscal year 2020 cash-based Management Incentive Plan, subject to the terms of that plan. However, Mr. Rondé will not be eligible for Cohu’s fiscal year 2021 or 2022 cash-based Management Incentive Plan, nor will he receive any additional equity grants under Cohu’s 2005 Equity Incentive Plan.

Regarding Mr. Bohrson and his expected new role, Cohu has not entered into any new compensatory agreements at this time with Mr. Bohrson.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement, as signed by Mr. Rondé, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2020	Cohu, Inc.

By:
/s/ Jeffrey D. Jones

		Name:	Jeffrey D. Jones

		Title:	Chief Financial Officer